UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 22, 2012

CHARTER FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

United States	001-34889	58-2659667
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

1233 O. G. Skinner Drive, West Point, Georgia	31833
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (706) 645-1391

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders

The 2012 Annual Meeting of Stockholders of Charter Financial Corporation (the “Company”) was held on February 22, 2012 (the “Annual Meeting”).  There were 18,436,063 total votes eligible to be cast at the meeting.  The matters considered and voted on by the Company’s shareholders at the Annual Meeting and the vote of the shareholders was as follows:

Matter 1. The election of Jane W. Darden and Thomas M. Lane to serve as directors for three-year terms and until their successors are elected and qualified.

Nominee	Shares Voted For	Shares Withheld
Jane W. Darden	16,531,852	28,433
Thomas M. Lane	16,532,927	27,358

Matter 2.  The ratification of the appointment of Dixon Hughes PLLC as the Company’s independent public accounting firm for the year ending September 30, 2012.

Shares Voted For	Shares Voted Against	Abstentions
17,835,929	13,645	1,152

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARTER FINANCIAL CORPORATION (Registrant)

Date: February 28, 2012	By:	/s/ Curtis R. Kollar
Curtis R. Kollar
Chief Financial Officer